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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 [Registration No. 333-35539, No. 333-70213 and No. 333-83842] and Form S-3 [Registration No. 333-01085] of Checkpoint Systems, Inc. and its subsidiaries of our report dated March 11, 2005 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.



PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 11, 2005